UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2009

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100 - 4190 Lougheed Highway, Burnaby, British Columbia, Canada V5C 6A8
(Address of principal executive offices and Zip Code)

(604) 482-0000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2009, Tanner Philp resigned as a director and corporate secretary.  To fill the vacancy on our board created by the resignation of Tanner Philp, our company appointed Michael Dyde as a director of our company on November 25, 2009.

Also, on November 25, 2009, we appointed Robert Eisses as our interim Chief Operating Officer.

Robert Eisses

Mr. Eisses is currently the Interim COO of our company, assisting in the reorganization and refocus of our company with respect to our core technology, the UCN 250.

Mr. Eisses was recently past President and CEO at Icron Technologies Corporation which is a leading provider of high-performance digital USB connectivity technologies for the computer marketplace.  During his tenure at Icron, Icron became the defacto standard for extending USB connections over a variety of media up to multiple km’s of distance.

Mr. Eisses has experience in working with small or early stage companies in strategic channel, product and business development and international sales in the North American and European markets for wireless technologies.  This includes fixed and mobile satellite systems for telecom, digital broadcast and VSAT applications as well as Consumer and Enterprise Mobile Data solutions for over cellular or satellite networks.  He has developed strategic relationships with integrators, hardware vendors and operators including Motorola, HP, Bell Mobility, Nokia, Ericsson, CPS, T-Mobile.

Mr. Eisses’ background includes a B.Comm in Finance from University of Manitoba, a number of years at Xerox Canada and more recently Director, Sales and Marketing, Infosat Telecommunications (a BCE company), Director, International Business Development at Pocket IT (now Geodata), based in Oslo, NO., and Director, Business Development, Motivus Software in Vancouver.

Family Relationships

There were no family relationships between Robert Eisses and any director or executive officer or former director or executive officer of our company.

Certain Related Transactions and Relationships

We have not been party to any transaction with Robert Eisses, since the beginning of our last fiscal year, or any currently proposed transaction with Robert Eisses, in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Eisses had or will have a direct or indirect material interest.

We have not been party to any transaction with Michael Dyde, since the beginning of our last fiscal year, or any currently proposed transaction with Michael Dyde, in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Dyde had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:   /s/ William Krebs
William Krebs
Interim Chief Executive Officer and Director
Dated: December 18, 2009